Exhibit 99.1

MaxCyte Reports First Quarter 2026 Financial Results and Reiterates Full Year 2026 Guidance

First quarter 2026 total revenue of $9.7 million, including $6.2 million of core revenue and $3.4 million of SPL Program-related revenue

Reiterates 2026 revenue guidance of $30-32 million; with Core revenue of $25-27 million and Strategic Platform License (SPL) Program-related of $5 million

MaxCyte’s Board authorized a $10 million share repurchase program

ROCKVILLE, MD, May 12, 2026 — MaxCyte, Inc., (NASDAQ: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its first quarter ended March 31, 2026 financial results and reiterated its 2026 guidance.

“We are pleased with our performance in the first quarter, and remain confident in our full year guidance,” said Maher Masoud, President and CEO of MaxCyte.  “Our core revenue from partners and customers was in line with our expectations for both our ExPERT electroporation platforms and SeQure services. The SPL portfolio continues to advance in the clinic, including a clinical customer that began dosing patients in a registrational study in the first quarter, and we remain confident additional customers will initiate registrational trials this year. Further, our SPL portfolio remains strong and spans a broad range of modalities and indications. MaxCyte remains extremely well positioned in the cell & gene therapy industry, with leading technology and an efficient cost structure. Reflecting continued confidence in our strategy and the long-term value of our business, the Board today authorized a $10 million share repurchase. This authorization provides us with flexibility in capital allocation while we continue to invest in key growth initiatives, including the recent launch of ExPERT DTx and the integration of SeQure Dx. We believe this balanced approach enables us to both reinvest in the business and return capital to shareholders.”

First Quarter Financial Results

•	Total revenue of $9.7 million in the first quarter of 2026, a decrease of 7% over the first quarter of 2025.
o	Core business revenue of $6.2 million in the first quarter of 2026, a decrease of 25% over the first quarter of 2025.
o	Strategic Platform License (SPL) Program-related revenue was $3.4 million for the first
o	quarter of 2026, compared to $2.1 million in the first quarter of 2025.
•	Gross profit for the first quarter of 2026 was $8.1 million (84% gross margin), compared to $8.9 million (86% gross margin) in the first quarter of 2025.
•

Non-GAAP adjusted gross margin was 78% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 83% in the first quarter of 2025.

•	Operating expenses for the first quarter of 2026 were $14.3 million, compared to operating expenses of $21.2 million in the first quarter of 2025.

•	First quarter 2026 net loss was $4.8 million compared to net loss of $10.3 million for the same period in 2025.
•

EBITDA, a non-GAAP measure, was a loss of $5.1 million for the first quarter of 2026, compared to a loss of $11.2 million for the first quarter of 2025; stock-based compensation expense was $1.1 million in the first quarter of 2026 compared to $3.0 million in the first quarter of 2025.

•	Total SPL agreements was 29 as of March 31, 2026, which includes 12 programs currently in the clinic (defined as programs with at least a cleared IND or equivalent) and one commercial program.
•	Total cash, cash equivalents and investments were $147.7 million as of March 31, 2026.

Full Year 2026 Guidance

•	Full year revenue expected to be $30 million to $32 million consisting of:
o	Core revenue of $25 million to $27 million.
o

SPL Program-related revenue of approximately $5 million for the year; SPL Program-related revenue guidance includes both revenue of approximately $3 million from milestone payments and approximately $2 million from commercial royalties.

•	MaxCyte expects to end 2026 with at least $136 million in total cash, cash equivalents and investments, which does not include capital to be used for the share repurchase program.

The following tables provide details regarding the sources of our revenue for the periods presented.

	Three Months Ended
	March 31
	(Unaudited)
	2026	2025	%
(in thousands, except percentages)
Instruments	$1,346	$1,444	(7%)
PAs and consumables	2,293	3,871	(41%)
Licenses	2,097	2,531	(17%)
Assay service	188	142	32%
Other	294	255	15%
Total Core Revenue	$6,218	$8,243	(25%)
Milestones	3,004	2,004	50%
Royalties	429	143	200%
Total Revenue	$9,651	$10,390	(7%)

Share Repurchase Program

MaxCyte’s board of directors has authorized a share repurchase program for up to $10 million of the Company’s outstanding common stock within a one-year period, unless extended or shortened by the board of directors. Any repurchases would be made in the open market and/or in privately negotiated transactions, and may be made from time to time or in one or more larger repurchases. Repurchases may be made pursuant to one or more trading plans adopted in accordance with Rule 10b5-1, through discretionary open market purchases during periods when the Company's trading window is open, and/or in privately negotiated transactions. Open market purchases are expected to be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The Company expects to utilize a majority of the approved $10 million in the short to medium term, however, the amount and timing of any repurchases made under the repurchase program will depend on a variety of factors, including available liquidity, cash flow and market conditions. The program does not obligate the Company to acquire any particular amount of common stock and the program may be modified or suspended at any time at the Company’s discretion.

Webcast and Conference Call Details

MaxCyte will host a conference call today, May 12, 2026, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure™ gene editing risk assessment services enable precise, efficient and scalable cell engineering. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers from around the world to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine. Learn more at maxcyte.com and follow us on X and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory. The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, customer expectations and objectives of management for future operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, our full year 2026 revenue, gross margin and cash guidance, statements concerning the following: our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; expectations regarding customer-level activities (including the expected advancement of our SPL partners' clinical programs, including Phase 3 trial initiations); the timing and amount of any share repurchases under our share repurchase program; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

ir@maxcyte.com

Media Contact
Oak Street Communications
Kristen White
kristen@oakstreetcommunications.com
415.608.6060

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,557	$20,065
Short-term investments, at amortized cost	92,297	82,979
Accounts receivable, net	4,246	3,503
Inventory	7,631	7,547
Prepaid expenses and other current assets	4,206	4,275
Total current assets	122,937	118,369

Investments, non-current, at amortized cost	40,811	52,570
Property and equipment, net	16,637	17,531
Right-of-use asset - operating leases	10,699	10,920
Intangible assets, net	783	650
Other assets	2,606	2,467
Total assets	$194,473	$202,507

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,196	$1,401
Accrued expenses and other	4,371	7,812
Operating lease liability, current	1,374	1,456
Deferred revenue, current portion	3,271	3,598
Total current liabilities	10,212	14,267

Operating lease liability, net of current portion	16,113	16,487
Other liabilities	262	263
Total liabilities	26,587	31,017

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 107,121,672 and 106,789,618 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1,071	1,068
Additional paid-in capital	433,048	431,905
Accumulated deficit	(266,233)	(261,483)
Total stockholders’ equity	167,886	171,490
Total liabilities and stockholders’ equity	$194,473	$202,507

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$9,651	$10,390
Cost of goods sold	1,569	1,497
Gross profit	8,082	8,893

Operating expenses:
Research and development	3,857	5,903
Sales and marketing	3,428	5,698
General and administrative	5,966	8,526
Depreciation and amortization	1,016	1,061
Total operating expenses	14,267	21,188
Operating loss	(6,185)	(12,295)

Other income:
Interest income	1,435	2,034
Total other income	1,435	2,304
Net loss	$(4,750)	$(10,261)
Basic and diluted net loss per share	$(0.04)	$(0.10)
Weighted average shares outstanding, basic and diluted	106,875,087	105,950,480

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(4,750)	$(10,261)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,047	1,096
Lease right-of-use asset amortization	221	181
Net book value of consigned equipment sold	14	—
Loss on disposal of property and equipment	—	47
Stock-based compensation	1,141	3,039
Change in excess/obsolete inventory reserve	197	65
Amortization of discounts on investments	(437)	(884)

Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(743)	(839)
Inventory	(380)	531
Prepaid expense and other current assets	69	65
Other assets	(127)	(254)
Accounts payable, accrued expenses and other	(3,637)	(5,589)
Operating lease liability	(456)	(278)
Deferred revenue	(327)	(1,326)
Other liabilities	(1)	(4)
Net cash used in operating activities	(8,169)	(14,411)

Cash flows from investing activities:
Purchases of investments	(25,122)	(34,645)
Maturities of investments	28,000	46,600
Purchases of property and equipment	(72)	(653)
Acquisition of intangible assets	(150)	—
Acquisition of business, net of cash acquired of $541	—	(1,773)
Net cash provided by investing activities	2,656	9,529

Cash flows from financing activities:
Proceeds from exercise of stock options	5	383
Net cash provided by financing activities	5	383
Net decrease in cash and cash equivalents	(5,508)	(4,499)
Cash and cash equivalents, beginning of period	20,065	27,884
Cash and cash equivalents, end of period	$14,557	$23,385

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
(in thousands)
Net loss	$(4,750)	$(10,261)
Depreciation and amortization expense	1,047	1,096
Interest income	(1,435)	(2,034)
Income taxes	—	—
EBITDA	$(5,138)	$(11,199)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted gross margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended March 31, 2026			Three months ended March 31, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$9,651	$(3,433)	$6,218	$10,390	$(2,147)	$8,243
Cost of Goods Sold	1,569	(197)	1,372	1,497	(65)	1,432
Gross Margin	$8,082	$(3,236)	$4,846	$8,893	$(2,082)	$6,811
Gross Margin %	84%		78%	86%		83%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.